Exhibit 99.1

PRESENTATION TRANSCRIPT

Morgan Stanley Representative: I’m here today with Santander Consumer USA with over 18 years of experience; the company is a top-five auto lender in the used car market and originated $20 Billion of auto loans in 2013. Additionally, Santander Consumer has relationships with nearly 14,000 automotive dealers in the US. Presenting with me today will be Tom Dundon, Santander Consumer’s Chairman and CEO. We are going to run this as a fireside chat, but we would like to be as interactive as possible, so if you have questions during the presentation please raise your hand and we will have a moderator bring the microphone. Thanks.

Morgan Stanley Representative: Good morning and thanks for joining us today. I thought maybe we would start with originations which have obviously been a good growth story for you through the Chrysler Capital relationship really adding additional growth to the business. Origination volume is definitely trending better than expected in your first quarter as a public company and more recently we have seen some very good Chrysler volumes for April and May. And so is there maybe an update you can share on how the relationship is progressing since first quarter?

Tom Dundon: Sure, so we did a little more than expected first quarter, and the second quarter we scaled some of the originations back as we found the gap to where we had enough data on the channel to make some tweaks and we pulled back some volume and raised some margins in April and May, now in June we are sort of implementing a lot of our changes from the first round of data that we acquired as Chrysler Capital. There are some tweaks that we can do in that channel that were unique to that channel relative to some of the historic things we have been doing, and while we were working on those tweaks, we decided to take a little less volume until we could originate a mix with a little more precision and so we have some releases going in throughout the month of June and we think we have identified sort of some high/low return risk pockets that we may want to take a few more loans and maybe pass in some areas and so we were just kind of waiting to get more information. The customers have to go delinquent and then you have to repo some cars, and it just takes a little time to get the amount of information you need to get it closer to where we think we will be long-term.

Morgan Stanley Representative: Can you speak to the pricing environment and auto lending in general, obviously what I’ve heard from most companies is pricing pressure, perhaps in the more prime or super-prime channel, but certainly all the way down across the credit spectrum. So can you maybe share a little bit of color on what you are seeing in the particular segment that you are most active in?

Tom Dundon: So I think price-pressure is evolving across the entire credit spectrum, relative to a time in 2009, 2010, 2011 where there wasn’t a lot of liquidity, but now there is plenty of liquidity, lots of competition. It’s life, it’s the way it is and so we just have to be a little more precise and we let some loans go where we think the market isn’t as sophisticated and then we will be a little more aggressive where we find areas that we think there is a bigger margin. But we’ve seen the price-pressure level out; there was continued deterioration with the 2012 and 2013 vintages and now we’ve seen credit performance sort of stabilize and what we think happened is a lot of the new entrants used the credit data from 2009, 2010 and 2011 to build their models and maybe were surprised when they weren’t getting a performance that they expected and now most of those smaller competitors have gotten a little more rational as the losses have come through and they have been able to mature in terms of their pricing. So we don’t see a lot of downward pressure in price and credit today like we saw through 2012 and 2013; we’ve seen stabilization. One of the good things that is happening for us is that the rating agencies are starting to catch up also; I think they use historical data and when that historical data is too good to be true and the advance rates get better, and when the advance rates get better, some of those smaller competitors who don’t have to hold as much equity because they can sell a BB or B bond then they have very little equity and they look at return on equity where we tend to focus on spread and make sure we have the excess spread to handle volatility. And so we have finally seen where the rating agencies are no longer giving too much advance and people are being a little more realistic now, so that’s better.

Morgan Stanley Representative: Is there any particular differentiation on what you are seeing, particularly in the Chrysler Capital channel versus your core business?

Tom Dundon: Chrysler because the new cars are expensive so we have to be very careful with affordability and so if you are traditional used car subprime $15,000-$18,000 car there is a larger percentage of subprime customers that can handle that payment. With the Chrysler channel, you’ve got a little more expensive vehicle and therefore, same credit, there are not as many people that can afford the payment so we can’t always let a subprime customer have a new car if they don’t have the income. That’s the main difference, just the size of the vehicle. You also get a little better recovery on a new car than a used car, but it’s not material.

Morgan Stanley Representative: So understanding, it’s a higher price point, can you give us a sense of some of the origination mix of the prime vs. subprime on the Chrysler channel?

Tom Dundon: It’s moved a little bit above 750, kind of a really high FICO we get a pretty good mix of that. We haven’t been doing as much 650-750, and then below 640 is a large piece of it. The 650-750 is the main area where we are putting in a lot of changes; if you have a really high FICO customer, deal structure, price of the car and loan to values don’t play into pricing as much. When you start getting to a prime customer that’s not super-prime we think deal structure matters a lot and that’s the main lesson we’ve taken and so that’s the place where we gave up a little volume here in the second quarter and we’re sort of bifurcating the customers that we think are in a good structure and giving up some price there where we’ve seen higher returns and then adding some price and giving up some volume on the we’ll call it mid-prime or prime, what I think are bad deal structures, and see a lot of elasticity in performance when you move to higher LTV and higher payments and we think that the bank market and the people we compete with for the prime credit maybe don’t price deal structure as accurately, and we don’t think we price it as accurately as we should have in our first twelve months, and so that’s sort of the main changes in the shift.

Morgan Stanley Representative: One of the other things we spent some time to talk about during the IPO process was sort of the view for selling for prime originations, and in the first quarter I think it was a little bit less in terms of sales than what we maybe expected. Can you talk about the dynamics of how you think about the economics of selling versus taking it off balance sheet?

Tom Dundon: We’ve had some changes because of the regulatory environment in our philosophy and think, going forward, most of the loans that we can originate above 640 we will flow off and keep the servicing strip. I use 640 FICO as a general guideline, and then below that we think the economic trade to sell the residual of a near-prime or subprime loan starts to give up too much, so as we deal with the changing regulatory environment, we think we have to put a lot of focus on compliance and risk management and the CCAR process so we are not going to grow the assets that are on our balance sheet as much and that means we will sell a few more of the prime and mid-prime than maybe we would have thought we were going to.

Morgan Stanley Representative: That’s a good segue into capital and the CCAR process that obviously some changes into how you think about the dividend going forward given Santander Holdings, and the fact that you’re consolidated up into that, how do you think about the current level of ownership of Santander and the ability to independently sort of set capital policy, how has that changed over this process?

Tom Dundon: Well I think what we have learned in the CCAR process is as a subsidiary we are going to be treated like a bank and we are trying to work closely with the regulators to build out our enterprise risk processes, CCAR process, compliance processes, our key now is to be best in class and act just like a bank even though we don’t have deposits, and I’m not sure we were aware of that fact but we are aware, that’s a big focus for us is we want to be best in class now that we are understanding what the expectations are, we were not aware of the expectations, and we are 100% aware of those expectations and we have a pretty big commitment to do it very well, from the CCAR process all the way through risk management, and part of that is shifting some of the mix from net interest margin to fee income, limiting the size of the balance sheet in exchange for more fee income and less risk on the balance sheet and letting the company focus more on building out this enterprise risk framework and process to support CCAR within Santander.

Morgan Stanley Representative: Now if we could spend a couple minutes on some of the growth initiatives, last quarter you announced another OEM relationship, maybe if you could speak more broadly as to the opportunities across potential OEM relationships and other partnerships?

Tom Dundon: We think the value in our company is the machine, where provisions are and where losses are and because you originate new loans every month, it ebbs and flows and if losses go up you have more pricing power, and if losses go down you lose some pricing power, so what feels like a really good time when losses are really low invites competition and is not sustainable because the market capital is attracted to the high returns, and as returns drop we think some of our advantages begin to be more acute. We are constantly working on increasing the funnel getting more relationships and more apps so we can make the best decisions and we think there are a number of OEMs that want to sell more cars, that’s a general rule, and we’re one of the places they can look if they want to target dollars towards subprime customers and so we’ve had some success in some of those conversations and it’s ongoing all the time, you’re always trying to get – we’re in the dealer anyway, so we could be in the dealer with the OEM as a partner or we could be in the dealer without them, and if you’re in the dealer with them, that’s better. And so we’re constantly chasing those relationships, and given the regulatory environment we can’t expand, we’re not going to do student loans or mortgages, we are going to focus on the core auto stuff and unsecured, and so OEM relationships, even if they are not captive type relationships, but just being able to leverage the OEM’s brand and book some new car subprime business, especially now that we have 3-4 years of data, we think we have a bit of an advantage and can offer something to other OEMs and within our Chrysler deal we are not restricted in any way, so we have some opportunity there.

Morgan Stanley Representative: You touched upon the unsecured consumer growth initiatives including most recently GreenSky; can you talk about sort of how you are progressing down that level for the unsecured consumer?

Tom Dundon: Sure so we once again have two lines, the auto and the unsecured, it uses pretty similar scorecards and processes and we just want to increase the funnel and we think there are opportunities in the market where people need a partner who can fund their growth or help them sell product, so we are constantly trying to increase those relationships and throw more into the funnel. GreenSky goes live later, at the end of the summer, third quarter, but it works just like everything else we do, the app comes in, it scores, for me growth in terms of new product offerings is different than just having more opportunities to pick the loans you want to board.

Morgan Stanley Representative: I think that’s an important differentiator versus some of your peers, the fully automated credit decisioning process and obviously you can see that flow into your efficiency as well with the technology focus that you have. How should we think about the cost or efficiency ratio over the course of the year? The first quarter was very strong so maybe as you begin to sell more prime originations for example, do you expect costs to move up in relation to that?

Tom Dundon: It’s interesting because there are two big initiatives that are not good for costs that we are working on, one is CCAR compliance it just can cost let’s just say 100 FTE or some number more than we had anticipated, and then because we decided to sell more assets, we are going to build out our capital markets group in a little more sophisticated way, so we’ll add some bodies and some sophistication there. We looked at the capital markets in the past as just a way to do securitizations; it’s a very efficient market, it’s not that hard, we’ve done it for years. In the future, because we are going to sell more assets, we are trying to create more of a marketplace for our subordinated bonds and our residuals, and the more efficient we make that, even though it costs you a little bit of money to build that team out, if you get a little bit more efficient there, you can be more competitive on price on the prime. The deal with the prime is to originate, sell it, and get the servicing strip and so, I think ultimately, that will be a net positive on efficiency if we can throw more prime into the model. I came here from Detroit working on some things with Chrysler that are interesting, and if we are successful we think that there is a lot of prime type business that if you are very efficient at it and you can efficiently sell off the risk, that you can make your company slightly more efficient than it is today. But, on the regulatory side, we will be less efficient, there is a lot to do, we’ve always run the business with all the committees: Risk Management, Governance, Internal Audit as it was laid out by Santander in Spain and their way to do this thing, but the regulatory environment here in the U.S. is different and it’s going to take a lot of time and effort to be really good at it and our philosophy is that if you are going to do something we have to do it perfect, and it’s not cheap to do it perfectly, but we think long term, we hope, that having a consumer finance business part of a bank that operates to the same standards as a CCAR bank, there is some benefit there someday down the road, and so we are really committed to being really good at this. It’s not efficient, there is nothing efficient about the compliance and regulatory environment but it’s the rules.

Morgan Stanley Representative: Switching to credit can you talk about what you are seeing in core portfolio – obviously you are in reserve build mode as you ramp up origination volumes and there will be additional reserves added, but when you disaggregate the originations, how are things trending overall in the core legacy portfolios?

Tom Dundon: Gross losses are slightly higher and net losses are lower, meaning frequency of default is marginally higher but recoveries are better, less net loss. What we saw was a pretty big shift in the 2012 and 2013 vintages relative to the pre-2012 vintages back to something more normal. We mentioned during the whole IPO process that we were watching it wanting to see where the bottom was, felt like we were close and now as I mentioned earlier I think it has sort of calmed down, things are fairly stable. When you have 25 plus billion dollars of mostly subprime auto paper, the thing moves around all the time, and we use that data to make a better decision tomorrow. One of the difficult parts of this IPO process and being in situations like we’re in now is I’ve never worried too much if losses are better, I don’t get really excited, and if losses are worse I don’t get really excited because it’s a machine, and the value is in the machine not in the portfolio we own today. It’s that portfolio throws off income and information and we use that information to generate new assets and our machine is expanding meaning it’s getting smarter because now we have prime, we have lease, we have unsecured so we are able to learn. The actual provision build has probably gone slow just because we won’t keep as many assets on our balance sheet but that doesn’t make it better or worse, it’s just timing, provisions are sort of timing. There are some loans today that we won’t book at the margins, and if someone else books them, and then eventually they will be out of business, and we’ll raise the margin, and we’ll book them so it’s just timing for us. There are plenty of loans to do, it’s not a huge issue for us to book loans, but there is an ebb and flow based on what we see happening in the market, and we’ve seen people calm down a bit. I think there was such a frenzy to get into this space, and I think some people learned their lesson. I’m sure those of you that follow the trust data and have seen that some of our competitors maybe stubbed their toe a bit, and we’ve seen them adjust enough that it feels like pricing is rational although we’d like to see it—if it was up to me we would always have a little more margin, it’s never enough.

Morgan Stanley Representative: To what degree, obviously used car pricing has remained very high, to what degree has that helped on the recovery side, what is your outlook for used car prices for the next few quarters?

Tom Dundon: We think used car prices come down because now there are a lot of leases and rental cars happening again, it’s just timing and so when used car prices go up, cars are less affordable for the subprime customer, therefore its harder to put loans together and the risk is a little higher on the loans because the customer has a $400 car payment instead of $375 so I really don’t care about used car prices. If they’re higher we get better recoveries, but the portfolio I’m originating is not as easy and when they are lower we kill it on originations so used car prices drop we are a pretty big beneficiary of that in terms of cars being more affordable for a subprime customer. Most of the loans we don’t book are not because of credit but because of affordability, the customer can’t afford their car, credit models don’t matter, and so I actually am looking for used car prices to come down. What we would prefer is if they came down slowly because we are always hedged, we are doing new loans every month, we got a portfolio, if it comes down all at once everybody freaks out, but ultimately I’ve got a portfolio that is short—multiple vintages loans from 36 -35 months ago all the way down to a month ago and used car prices aren’t an issue they are good on one side and bad on another so I don’t get too terribly caught up where they are or trying to predict the future but we think they are coming down. Where I do get caught up is on leasing, making sure ALG can predict the future because if you are leasing based on ALG and they’re not taking into account certain factors that would be a problem but they’re pretty smart guys.

Morgan Stanley Representative: Why don’t we pause and take some questions from the audience.

Audience Question: When you think about funding or selling securitizations you have a pipeline with Santander Bank, how do you think about the unsecured market? It seems like your competitors are all trying to go for a less encumbered balance sheet and going for higher ratings. Have you guys thought about going to the unsecured market?

Tom Dundon: So the reason we’ve never accessed the unsecured market is because we have this line with Santander. It’s a use of time and effort to go get that money and we feel like our time and effort is better used somewhere else, but we are considering doing a little bit, but I don’t know what we would do with the money so we don’t have a real use for it. However, it makes everybody feel good so it’s sort of like we could do it to say we did it, and I’m sure Santander would appreciate it, so I could do it to make them like me more, but I’m not sure as a shareholder I don’t see the value and that’s why Santander is there. Chrysler doesn’t sign up with us, we wouldn’t get this big, if we weren’t part of Santander, so even though the regulatory pressures and the environment we’re dealing with today being their partner makes life slightly more difficult, but the overall relationship with having them there means in conversations like this I get more choices. I say it’s 50/50 if we do it because the market is so good right now it almost feels like you should because they’re trying to give you money so cheap, but I don’t know what we would do with it especially now that dividends are on hold I don’t know what we would do if we’re not going to grow the assets on the balance sheet and were not going to do dividends. We make pretty good money; it would be a use of time and energy that I am not sure is the best use of our time and energy but we’re considering it.

Audience Question: Is there an ownership structure with Santander Holdings USA that would allow you to control your own capital destiny and wouldn’t impair your funding with them so that you wouldn’t be consolidated on their balance sheet?

Tom Dundon: So we’ve spent lots of time and money on that question and no, the answer is that they would have to be below 4.9% percent so once you’re in control you’re deemed to have control per the regulator forever. So we looked at it to see—I think what is going to happen is Santander is long-term committed to the U.S. and to our business and when I had this conversation with the powers that be at Santander my answer is “we’ve been through a lot worse than this right, we’ve been through dictators and all kind of crazy stories so the regulator wants us to be better so we’re all just going to do that for the next—some amount of time, and once again it’s not the most efficient use of time and money, but there are some benefits from what the regulator asked you to do, and we think there will be a benefit from being great at it,” so we’re just going to try to be really good at it instead of trying to figure it out because the downside of not having Santander versus more compliance – ultimately the trade of having big brother and when we first started our business we’d run out of money all the time, and so I remember I wouldn’t get paid so we could pay everybody else then right before we became partners with Bank of Scotland back in 1999 or 2000 we were literally out of money so we had to tell the dealers at the end of the month, oh sorry your check is in the mail, and that kind of stuff, and so I don’t want to do that again so I would rather have a few more compliance folks than ever have to beg for money. I don’t like begging for money.

Audience Question: Is it logical to assume that you expect to be best in class by CCAR submission in 2015?

Tom Dundon: That would be unrealistic in my opinion. I think that is Santander’s goal, but my take and this is 100% my opinion and no one else’s, is that’s not possible, that the depth of this task is the most challenging thing I have ever seen, and I think it takes time and iterations so my opinion is, aggressive is two years not one, and realistic is two to three years to be -the other people that have figured this out have been doing it for a while longer we just started doing it and so we have a bit of an advantage because our slate is clean, and so we have to have a Chief Data Compliance Officer, we don’t call it that, but we are pretty clean in a lot of areas so the process isn’t as bad, but because we don’t understand the expectations because we have never been through it, our opinion of how to do it versus the people that get to decide if you’re doing it right, I think it’s unrealistic to think you’re going to get it right the first time. I don’t know anybody who has, and as we’ve gotten into it we’ve found out that the amount of time and energy that these big banks have put on this is staggering, and so I’m just humbled by the task. Chrysler was easy right? We learned some stuff, made some mistakes, could have done it quicker, could have done it better, but maybe you do some loans that you wish you hadn’t done, that make a little lower margin than you had hoped. That was a sure thing to get that right, this one’s hard, it’s really hard.

Morgan Stanley Representative: I think we are out of time, so please help me in thanking Tom for speaking with us today.